[Baumann, Raymondo & Company, PA logo]



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re: Restaurant Training Corporation.
    Form 10-SB/A

Gentlemen:

We hereby consent to the use of our name as independent auditors in the report accompanying the audited balance sheet of Restaurant Training Corporation as of December 31, 2001 and the audit statements of operations, cash flows and stockholder's equity for the years ended December 31, 2001 and 2000 issued in connection with Restaurant Training Corporations' registration statement under the Securities Act of 1994 under cover of Form 10-SB/A.

Very  truly  yours,


/s/ Baumann, Raymondo & Company, P.A.
BAUMANN, RAYMONDO & COMPANY, P.A.
Tampa, Florida
February 4, 2003